Exhibit 10.5

ICICLE ACQUISITION HOLDING, LLC

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made and entered into as of 30 December, 2011 (the “Effective Date”) between Icicle Acquisition Holding, LLC, a Delaware limited liability company (the “Company”), and Francisco Partners Management, LLC, a Delaware limited liability company (“Advisor”).

WHEREAS, pursuant to that certain Securities Purchase and Sale Agreement, dated as of December 3, 2011 (as amended or otherwise modified from time to time in accordance with its terms, the “Sale and Purchase Agreement”), by and among the Company, Ichor Systems Holdings, LLC (the “Sellers’ Representative”), Ichor Systems, Inc. (“Ichor”), and Precision Flow Technologies, Inc. (“PFT”), the Company has agreed to buy all of the equity interests in Ichor and PFT in consideration for payment of the Purchase Price (as defined in the Sale and Purchase Agreement) to the Sellers’ Representative;

WHEREAS, the Company desires to receive financial and management advisory services from Advisor and to obtain the benefit of Advisor’s experience in business and financial management generally and its knowledge of the Company and the Company’s financial affairs in particular, and Advisor is willing to provide financial and management advisory services to the Company; and

WHEREAS, the compensation arrangements set forth in this Agreement are designed to compensate Advisor for providing such financial and management advisory services to the Company.

NOW, THEREFORE, in consideration of the foregoing premises, the respective agreements hereinafter set forth and the mutual benefits to be derived therefrom, Advisor and the Company hereby agree as follows:

1. Engagement. The Company hereby engages Advisor as a general financial and management advisor, and Advisor hereby agrees to provide certain financial and management advisory services to the Company, all on the terms and subject to the conditions set forth in this Agreement.

2. Services. Advisor hereby agrees during the term of this engagement to consult with and advise the boards of directors of the Company and its affiliates and the management of the Company and its affiliates in such manner and on such business and financial matters as may be reasonably requested from time to time and as may be reasonably agreed to by Advisor, including: (a) general advisory services in relation to the Company’s management and business, (b) identification, analysis, support and negotiation of acquisitions and dispositions, (c) analysis, support and negotiation of financing alternatives, including in connection with acquisitions, capital expenditures and refinancings of existing indebtedness, (d) finance functions, including assistance in the preparation of financial projections, and (e) strategic planning functions, including the evaluation of major strategic alternatives. The Company acknowledges that Advisor’s services are not exclusive to the Company and its affiliates and that Advisor will render similar services to other persons and entities. Notwithstanding anything herein to the contrary, it is understood and agreed that the Company and its affiliates are not precluded hereby from engaging other persons in addition to Advisor to provide investment banking or other advisory services to the Company and/or its affiliates during the term of this Agreement, including advisory services which may be the same as those also provided by Advisor, and any such engagement of another person shall not affect or impair Advisor’s right to receive the fees set forth herein.

3. Personnel. Advisor shall provide and devote to the performance of this Agreement such of its partners, members and employees as Advisor shall deem appropriate in its discretion for the furnishing of the services to be provided hereunder; provided, however, that no minimum number of hours is required to be devoted by Advisor or its partners, members or employees on a weekly, monthly, annual or other basis.

4. Annual Management Fee. Commencing on the Effective Date and subject to Section 6 below, the Company shall pay to Advisor an annual management fee (the “Annual Management Fee”) equal to $1,500,000. The Annual Management Fee shall be payable in advance in immediately available funds in equal quarterly installments. Quarterly installments shall be made on the first day of the applicable calendar quarter beginning with January 1, 2012. Advisor may elect in its sole discretion to defer the receipt of all or a portion of the Annual Management Fee. Any portion of the Annual Management Fee accrued or deferred pursuant to this provision shall be payable immediately prior to an initial public offering of the equity securities of the Company or any of its affiliates or a Sale of the Company, where “Sale of the Company” means a sale, directly or indirectly, of the Company to an independent third party or group of independent third parties pursuant to which such party or parties (i) acquire capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company’s capital stock or otherwise), (ii) acquire or obtain an exclusive license to all or substantially all of the Company’s assets determined on a consolidated basis, or (iii) a direct or indirect initial public offering of the Company. If, after the date of this Agreement, the Company or any of its affiliates consummates the acquisition of any other business, company, product line or enterprise (each an “Add-On Acquisition”), then Advisor and the board of directors of the Company shall, prior to the consummation of such Add-On Acquisition, determine whether and to what extent the amounts payable pursuant to this Section 4 shall be increased as a result thereof. Any increase shall be evidenced by a written supplement to this Agreement signed by the Company and Advisor. In the case of a Sale of the Company, the Company shall pay a lump sum amount equal to the net present value (using a discount rate equal to the then prevailing yield on U.S. Treasury securities of like maturity) of the Annual Management Fees that would have been payable to Advisor with respect to the period from the date of such Sale of the Company until the end of the Term in effect immediately prior to such Sale of the Company.

5. Expenses. The Company shall reimburse Advisor for such reasonable travel expenses and other reasonable out-of-pocket fees and expenses as may be incurred by Advisor in connection with the rendering of services hereunder. In addition, the Company shall pay and hold Advisor harmless against liability for the payment of all out-of-pocket expenses (including the fees and expenses of legal counsel, accountants or other advisors) arising in connection with (a) the preparation, negotiation and execution of this Agreement, the Sale and Purchase Agreement and the other agreements contemplated hereby or thereby, (b) any proposed or completed merger, sale, recapitalization or other transaction involving the Company or any of its affiliates, (c) any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Sale and Purchase Agreement or the other agreements contemplated hereby or thereby (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company or its affiliates), (d) the interpretation, investigation and enforcement of the rights granted under this Agreement, the Sale and Purchase Agreement or the other agreements contemplated hereby or thereby, (e) any filing with any governmental agency with respect to any direct or indirect investment by Advisor or its affiliates in the Company or its affiliates or any other filing with any governmental agency with respect to the Company or its affiliates that mentions Advisor or any of its affiliates owning direct or indirect interests in the Company or its affiliates and (f) any other transaction, claim or event which Advisor or any of its affiliates owning interests in the Company believes affects the Company or its affiliates (or Advisor’s or any of its affiliates’ investment(s) therein) and as to which Advisor or such affiliate(s) seeks advice of counsel.

6. Restrictions on Payments.

(a) Notwithstanding any provision herein to the contrary, for so long as the obligations under the Credit Agreement are outstanding, if an Event of Default (as defined in the Credit Agreement) exists and is continuing or would result from a payment of any Annual Management Fee or other fee hereunder and, as a result, the Company is prohibited under the Credit Agreement from making the payment of any Annual Management Fee or other fee hereunder, Advisor shall defer receipt of the Annual Management Fee or other fee hereunder until such Event of Default has been cured or waived, or otherwise ceases to exist. “Credit Agreement” means that certain Credit Agreement, dated as of the date hereof, by and between, among others, the Company, Icicle Acquisition Holding, B.V., Ichor Systems, Inc., Precision Flow Technologies, Silicon Valley Bank as administrative agent, issuing lender and swingline lender, and the lenders party thereto from time to time, as the same may be amended, restated, supplemented, refinanced or otherwise modified from time to time in accordance with its terms.

(b) Any Annual Management Fees or other fees due and payable under this Agreement which are not paid as a result of the limitations set forth in Section 6(a) above shall be accrued as an obligation of the Company, shall accrue interest at a rate equal to 12% per annum, compounded quarterly, and shall be paid at the earliest date that the Company reasonably anticipates that the making of such payment will not be prohibited under the Credit Agreement or that the making of such payment will not cause material harm to the Company. The foregoing provision is intended to comply with proposed guidance issued by the Internal Revenue Service under Sec. 409A of the Internal Revenue Code of 1986, as amended (the “Code”), in order to avoid the acceleration of any tax, or the imposition of any penalty, under Code Sec. 409A with respect to the payment of fees pursuant to this Agreement. The parties hereto agree to modify the foregoing provisions of this Section 6(b) to comply with any future guidance issued under Code Sec. 409A to the extent necessary to avoid the acceleration of any tax, or the imposition of any penalty, under Code Sec. 409A with respect to the payment of fees pursuant to this Agreement.

7. Term. This Agreement shall continue in effect until the tenth anniversary of the Effective Date; provided that this Agreement shall be automatically extended on such date for a one-year period of time and annually thereafter in each case for an additional one-year period of time unless the Company or Advisor provides written notice of its desire not to automatically extend the term of this Agreement to the other party hereto at least 90 days prior to an expiration date; and provided further, however, that (a) Advisor may cause this Agreement to terminate at any time and (b) this Agreement will terminate automatically upon an initial public offering of the equity securities of the Company or its affiliates or a Sale of the Company unless the Company and Advisor determine otherwise (the period on and after the date hereof through the termination hereof being referred to herein as the “Term”); and provided further, that (x) each of Sections 8 (Liability), 9 (Indemnification), 18 (Choice of Law) and 19 (Mutual Waiver of Jury Trial) hereof (whether in respect of or relating to services rendered during or after the Term) will survive any termination of this Agreement to the maximum extent permitted under applicable law and (y) any and all accrued and unpaid obligations of the Company owed hereunder will be paid promptly upon any termination of this Agreement. At the end of the Term, all obligations of Advisor under this Agreement will terminate and any subsequent services rendered by Advisor to the Company will be separately compensated.

8. Liability. Neither Advisor nor any of its direct or indirect affiliates, partners, members, employees or agents shall be liable to the Company or its affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from Advisor’s willful misconduct and in no event shall the aggregate liability of any of the foregoing with respect to this Agreement or any services provided hereunder exceed the fees actually received by Advisor pursuant to this Agreement. Advisor makes no representations or warranties, express or implied, in respect of the services to be provided hereunder by Advisor or any of its partners, members or employees. Except as Advisor may otherwise agree in writing after the date hereof: (a) Advisor shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (i) engage in the same or similar business activities or lines of business as the Company or its affiliates and (ii) do business with any client or customer of the Company or its affiliates; (b) neither Advisor nor any officer, director, employee, partner, member, affiliate or associated entity thereof shall be liable to the Company or its affiliates for breach of any duty (contractual or otherwise) by reason of any such activities or such person’s or entity’s participation therein; and (c) in the event that Advisor acquires knowledge of a potential transaction or other matter that may be a corporate opportunity for both the Company or any of its affiliates, on the one hand, and Advisor, on the other hand, or any other person or entity, Advisor shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or its affiliates and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or its affiliates for breach of any duty (contractual or otherwise) by reasons of the fact that Advisor directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person or entity, or does not present such opportunity to the Company or its affiliates. In no event will any of the parties hereto be liable to any other party hereto for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise), except as set forth in Section 9 below.

9. Indemnification.

(a) The Company agrees to defend, protect, indemnify and hold harmless Advisor, its partners, members, affiliates, officers, managers, directors, employees and agents (the “Indemnitees”) from and against any and all actions, causes of action, losses, liabilities, suits, claims, costs, damages, penalties, fees and expenses (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements, incurred by the Indemnitees or any of them as a result of, arising from or relating to (i) this Agreement and any performance hereunder, (ii) any transaction to which any of the Company or any of its affiliates is a party or any other circumstance, event or development with respect to any of the Company or any of its affiliates, or (iii) any claim made or cause of action against Advisor or any of its affiliates that relates directly or indirectly to the Company or its affiliates or Advisor’s (or any of its affiliates’) investment in the Company or its affiliates, in each case except as a result of Advisor’s willful misconduct.

(b) The Company hereby acknowledges that the Indemnitees have certain rights to indemnification, advancement of expenses and/or insurance provided by the investment funds managed by Advisor, and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees with respect to any indemnification, hold harmless obligation, expense advancement or reimbursement provision or any other similar obligation whether pursuant to or with respect to this Agreement, the organizational documents of the Company or any other agreement, as applicable, (i) that the Company is the indemnitor of first resort (i.e., its obligations to the Indemnitees are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Indemnitees are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by any Indemnitee and shall be liable for the full amount of all costs, damages, penalties, fees and expenses paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the organizational documents of the Company or any other agreement, as applicable, without regard to any rights any Indemnitee may have against the Fund Indemnitors, and (iii) that the Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Indemnitee with respect to any claim for which any Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any Indemnitee against the Company. The Company agrees that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 9(b).

10. Independent Contractor. Advisor shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither Advisor nor its directors, officers, partners, members or employees shall be considered employees or agents of the Company as a result of this Agreement, nor shall any of them have authority to contract in the name of or bind the Company, except as otherwise expressly agreed.

11. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered or sent by facsimile (with hard copy to follow), (b) one business day following the day when deposited with a reputable and established overnight express courier (charges prepaid) or (c) five days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Company and Advisor shall be sent to the addresses indicated below (or at such other address as shall be given in writing by one party to the other):

If to Advisor:

Francisco Partners Management, LLC

One Letterman Drive

Building C — Suite 410

San Francisco, CA 94129

Attention: Tom Ludwig

Facsimile: +1 (415) 418-2999

If to the Company:

Francisco Partners Management, LLC

One Letterman Drive

Building C — Suite 410

San Francisco, CA 94129

Attention: Andrew Kowal

Facsimile: +1 (415) 418-2999

In each case with a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP

950 Page Mill Road

Palo Alto, CA 94304

Attention: Adam D. Phillips

Facsimile: +1 (650) 859-7500

12. Entire Agreement; Modification. This Agreement and those documents expressly referred to herein contain the complete and entire understanding and agreement of Advisor and the Company with respect to the subject matter hereof and supersede all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of Advisor in connection with the subject matter hereof. The provisions of this Agreement may be amended, modified and/or waived only with the prior written consent of the Company and Advisor.

13. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

14. Assignment. Neither Advisor nor the Company may assign its rights or obligations under this Agreement without the express written consent of the other, except that Advisor may assign its rights and obligations to any of its affiliates.

15. Successors. This Agreement and all the obligations and benefits hereunder shall bind and inure to the respective successors and permitted assigns of the parties.

16. Counterparts. This Agreement may be executed by each party hereto in separate counterparts, each of which when so executed shall be deemed an original and both of which taken together shall constitute one and the same agreement.

17. Delivery by Facsimile, E-mail or Comparable Electronic Transmission. This Agreement, the agreements referred to herein and each other agreement or instrument entered into in connection herewith or therewith, or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, e-mail or comparable electronic transmission shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any other such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any other such agreement or instrument shall raise the use of a facsimile machine, e-mail or comparable electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, e-mail or comparable electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

18. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

19. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

20. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or to protect the rights obtained hereunder, the prevailing party shall be entitled to its reasonable attorneys’ fees, including attorneys’ fees on appeal, costs, and disbursements in addition to any other relief to which it may be entitled.

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IN WITNESS WHEREOF, the undersigned have caused this Management Services Agreement to be duly executed and delivered as of the date first above written.

FRANCISCO PARTNERS MANAGEMENT, LLC

By:	/s/ Andrew Kowal
Name: Andrew Kowal

Signature page to Management Services Agreement

ICICLE ACQUISITION HOLDING, LLC

By:	/s/ Andrew Kowal
Name: Andrew Kowal

Signature page to Management Services Agreement